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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the headnote to the Selected Financial Data included in this Annual Report (Form 10-K) for the year ended December 31, 2001 and to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47646) pertaining to the 1996 Stock Plan, 2000 Director Option Plan, 2000 Employee Stock Purchase Plan, 2000 Stock Plan and options to purchase Series E Preferred Stock; the Registration Statement (Form S-8 No. 333-55504) pertaining to the 2000 Stock Plan; the Registration Statement (Form S-8 No. 333-74768) pertaining to the Transilica Inc. 2001 Amended and Restated Equity Incentive Plan (as assumed by the registrant) and Domain Knowledge, Inc. 2000 Stock Option, Deferred Stock and Restricted Stock Plan (as assumed by the registrant); the Registration Statement (Form S-3 No. 333-67850) and related Prospectus of Microtune, Inc. for the registration of up to $250,000,000 of its securities; the Registration Statement (Form S-3 No. 333-75412) and related Prospectus of Microtune, Inc. for the registration of 7,206,125 shares of its common stock of our report dated January 29, 2002, with respect to the consolidated financial statements of Microtune, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                Ernst & Young LLP

Dallas, Texas
March 6, 2002